EXHIBIT 2 (d)
DESCRIPTION OF SECURITIES REGISTERED UNDER SECTION 12 OF THE EXCHANGE ACT
As of December 31, 2022, Lloyds Bank plc (“Lloyds Bank,” the “Company,” “we,” “us” and “our”) had the following series of securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol	Name of each exchange on which registered
3.500% Senior Notes due 2025	LYG25	The New York Stock Exchange
Capitalized terms used but not defined herein have the meanings given to them in Lloyds Banks’s annual report on Form 20-F for the fiscal year ended December 31, 2022.
DEBT SECURITIES
The notes listed on the New York Stock Exchange and set forth on the cover page to Lloyds Bank’s annual report on Form 20-F for the fiscal year ended December 31, 2022 has been issued by Lloyds Bank plc. The notes were issued pursuant to an effective registration statement and a related prospectus and prospectus supplement (if applicable) setting forth the terms of the notes.
The following table sets forth the date of the registration statement, date of the base prospectus and date of issuance for the notes (the “Notes”).

Date of Base Prospectus	Series
June 7, 2013	3.500% Senior Notes due 2025
The following descriptions of our Notes is a summary and does not purport to be complete and is qualified in its entirety by the full terms of the Notes and the relevant indenture thereto, which are available at www.sec.com. The description is organized by each base prospectus and includes the description of notes for each issuance there under. References to “accompanying prospectus” refers to the relevant base prospectus for the issuance. To the extent language in the prospectus supplement modifies language in the base prospectus or there is any inconsistency between the information in the base prospectus and the prospectus supplement, the terms of the prospectus supplement govern.
A.Base Prospectus – dated June 7, 2013:
Please refer to pages 36-45 of Exhibit 2(d) of the annual report on Form 20-F for the fiscal year ended December 31, 2019 (the “2019 Annual Report”).
1.Prospectus Supplement – 3.500% Senior Notes due 2025:
Please refer to pages 50-55 of Exhibit 2(d) of the 2019 Annual Report.